KILPATRICK STOCKTON, LLP

                                                           Attorneys at Law
                                                                 Suite 2800
                                                      1100 Peachtree Street
                                               Atlanta, Georgia  30309-4530
                                                    Telephone: 404.815.6500
                                                    Facsimile: 404.815.6555

                                             E-mail: dstockton@kilstock.com
          August 29, 1997
                                                  Direct Dial: 404.815.6444


Miller Industries, Inc.
3220 Pointe Parkway
Suite 100
Norcross, Georgia  30092

      Re:   Form S-4 Registration Statement

Gentlemen:

      At your request, we have acted as counsel for Miller Industries, Inc., a Tennessee corporation (the "Company"), in the preparation of a Registration Statement on Form S-4 (the "Registration Statement") relating to 5,000,000 shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), which may be offered for sale and issued by the Company from time to time in connection with future acquisitions of the assets or securities of businesses or properties in such amounts, at such prices and on such terms as will be determined at the time of each such transaction.

          As your counsel, and in connection with the preparation of the Registration Statement, we have examined the originals or copies of such documents, corporate records, certificates of public officials, officers of the Company and other instruments relating to the authorization and issuance of the Common Stock as we deemed relevant or necessary for the opinions herein expressed. On the basis of the foregoing, it is our opinion that the shares of the Common Stock to be issued pursuant to the Registration Statement will be validly issued, fully paid and nonassessable, upon issuance, delivery and sale in the manner and under the terms and conditions described in the Registration Statement, and upon approval by the Company's Board of Directors of the terms and conditions of each acquisition of a business pursuant to which such shares will be issued.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                   Sincerely,

                                   KILPATRICK STOCKTON LLP


                                   By: /s/ David A. Stockton
                                      David A. Stockton, a partner